SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORMT-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) UMB BANK, NATIONAL ASSOCIATION (Exact name of Trustee as specified in its charter) 44-0194180 I.R.S. Employer Identification No. 1010 Grand Blvd. Kansas City, Missouri 64106 (Address of principal executive offices) (Zip Code) Mauri Cowen UMB BANK, NATIONAL ASSOCIATION 5555 San Felipe, Suite 870 Houston, Texas 77056 (713) 300-0587 (Name, address and telephone number of agent for service) Home Bancorp Inc. (Issuer with respect to the Securities) Louisiana 71-1051785 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 503 Kaliste Saloom Road Lafayette, Louisiana 70508 (Address of Principal Executive Offices) (Zip Code) 5.75% Fixed-To-Floating Rate Subordinated Notes due 2032 (Title of the Indenture Securities)

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS Exact Name of Co- Registrant as Specified in its Charter State of Other Jurisdiction of Incorporation or Organization I.R.S. Employer Identification Number None The subsidiary guarantor registrant has the following principal executive office:

FORMT-1 Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee. a) Name and address of each examining or supervising authority to which it is subject. The Comptroller of the Currency Mid-Western District 2345 Grand Avenue, Suite 700 Kansas City, Missouri 64108 Federal Reserve Bank of Kansas City Federal Reserve P.O. Station Kansas City, Missouri 64198 Supervising Examiner Federal Deposit Insurance Corporation 720 Olive Street, Suite 2909 St. Louis, Missouri 63101 b) Whether it is authorized to exercise corporate trust powers. Yes Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None Items 3-15 Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee. Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification. 1. A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008). 2. Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008). 3. Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333- 74008).

4. Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008). 5. A copy of each Indenture referred to in Item 4. Not applicable. 6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008). 7. Report of Condition of the Trustee as of June 30, 2022 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7. SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, State of Texas on the 5th of August 2022. By: __________________________ Shazia Flores Vice President

Exhibit 7 (See Attached)

Umb Bank, National Association - FDIC Certificate Number: 8273

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2022

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All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

Dollar Amounts in Thousands				RCFD	Amount	
Assets						
1. Cash and balances due from depository institutions (from Schedule RC-A):						
a. Noninterest-bearing balances and currency and coin (1)				0081	374,853	1.a.
b. Interest-bearing balances (2)				0071	1,795,290	1.b.
2. Securities:						
a. Held-to-maturity securities (from Schedule RC-8, column A) (3)				JJ34	5,707,282	2.a.
b. Available-for-sale debt securities (from Schedule RC-8, column D)				1773	7,739,174	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)				JA22	12,325	2.c.
3. Federal funds sold and securities purchased under agreements to resell:						
a. Federal funds sold			RCON	8987	20,000	3.a.
b. Securities purchased under agreements to resell (5,6)			RCFD	8989	1,035,459	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):				RCFD		
a. Loans and leases held for sale				5369	750	4.a.
b. Loans and leases held for investment	8528	18,972,130				4.b.
c. LESS: Allowance for loan and lease losses (7)	31231	164,346				4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)				8529	18,807,784	4.d.
5. Trading assets (from Schedule RC-D)				3545	6,311	5.
6. Premises and fixed assets (including capitalized leases)				2145	208,235	6.
7. Other real estate owned (from Schedule RC-M)				2150	12,312	7.
8. Investments in unconsolidated subsidiaries and associated companies				2130	0	8.
9. Direct and indirect investments in real estate ventures				3656	0	9.
10. Intangible assets (from Schedule RC-M)				2143	156,142	10.
11. Other assets (from Schedule RC-F) (6)				2160	1,370,974	11.
12. Total assets (sum of items 1 through 11)				2170	37,246,891	12.
Liabilities						
13. Deposits:				RCON!		
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)				2200	31,775,233	13.a.
(1) Noninterest-bearing (8)	RCONI 6631	15,214,764				13.a.1.
(2) Interest-bearing	RCONI 6636	16,560,469				13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, Part II)				RCFN 2200	0	13.b.
(1) Noninterest-bearing	RCFNI 66311	0				13.b.1.
(2) Interest-bearing	RCFNI 6636	0				13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:						
a. Federal funds purchased in domestic offices (9)			RCON	8993	52,987	14.a.
b. Securities sold under agreements to repurchase (10)			RCFD	8995	2,608,296	14.b.
15. Trading liabilities (from Schedule RC-D)			RCFD	3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			RCFD	3190	0	16.

1 Includes cash items in process of collection and unposted debits.

2 Includes time certificates of deposit not held for trading.

3 Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, Item 8, column A, less Schedule RI-B, Part II, Item 7, column B.

4 Item 2.c is to be completed by all institutions. See the Instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.

5 includes all securities resale agreements, regardless of maturity.

6 Institutions that have adopted ASU 2016-13 should report In items 3.b and 11 amounts net of any applicable allowance for credit losses.

7 Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.

8 Includes noninterest-bearing, demand, time, and savings deposits.

9 Report overnight Federal Home Loan Bank advances In Schedule RC, item 16, "Other borrowed money."

10 Includes all securities repurchase agreements, regardless of maturity.

Reporting Period: June 30, 2022 July 29, 2022 10:26 AM

Umb Bank, National Association - FDIC Certificate Number: 8273

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RC-2

Schedule RC-Continued

Dollar Amounts in Thousands	RCFD	Amount	
Liabilities - continued			
17. and 18. Not applicable			
19. Subordinated notes and debentures (1)	-32 0 0	0	19.
20. Other liabilities (from Schedule RC-G)	2930	387,249	20.
21. Total liabilities (sum of items 13 through 20)	2948	34,823,765	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	21,250	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	849,822	25.
26. a. Retained earnings	3632	2,118,502	26.a.
b. Accumulated other comprehensive income (2)	B530	(566,448)	26.b.
c. Other equity capital components (3)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	2,423,126	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	2,423,126	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	37,246,891	29.

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2021	6724	NR	M.1

1a = An Integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent publlcaccountant that submits a report on the institution

1b = An audit of the reporting Institution's financial statements only conducted In accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An Integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NR	M.2

1 Includes limited-life preferred stock and related surplus.

2 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3 Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: June 30, 2022

July 29, 2022 10:26 AM